===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Open Market, Inc.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                               OPEN MARKET, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Open Market, Inc., a Delaware corporation (the "Corporation"), will be held on Wednesday, May 12, 1999 at 10:00 a.m. at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting") for the purpose of considering and voting upon the following matters:

  1. To elect two Class III Directors for the ensuing three years;

  2. To approve amendments to the Corporation's 1996 Director Option Plan to
     (a) increase the number of shares of Common Stock authorized for issuance under such plan from 100,000 to 200,000 and (b) provide that all options granted on or after May 12, 1999 under such plan shall be fully exercisable on the date of grant, as set forth in the accompanying Proxy Statement under "Approval of Amendments to 1996 Director Option Plan;"

  3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1999; and

  4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on Friday, March 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. The list of the Corporation's stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the principal executive offices of the Corporation, One Wayside Road, Burlington, Massachusetts 01803, and at the place of the Meeting.

  A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Eric J. Pyenson

                                          Eric J. Pyenson, Secretary

April 9, 1999
Burlington, Massachusetts

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               OPEN MARKET, INC.
                               One Wayside Road
                        Burlington, Massachusetts 01803

                                PROXY STATEMENT

                      For Annual Meeting of Stockholders
                            To Be Held May 12, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Open Market, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 12, 1999 at 10:00 a.m. at Hale and Dorr LLP, 60 State Street, Boston,
Massachusetts 02109 and at any adjournment thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Corporation or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On March 19, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 35,751,802 shares of Common Stock of the Corporation, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Corporation's Annual Report to Stockholders for the year ended December 31, 1998 are being mailed to stockholders on or about April 9, 1999. The Corporation will, upon written request of any stockholder, furnish without charge a copy of its Annual Report for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Corporation, Attention: Investor Relations, One Wayside Road, Burlington, Massachusetts 01803. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information as of March 19, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Corporation, (iii) the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Corporation as a group.

                                                      Amount and Nature
                                                  of Beneficial Ownership(2)
                                                  ----------------------------
     Name and Address                                Number         Percent
  of Beneficial Owner(1)                            of Shares       of Class
  ----------------------                          --------------- ------------
     David Gifford(3)............................   2,072,500         5.80%
      26 Pigeon Hill Road
      Weston, MA 02493
     Shikhar Ghosh(4)............................   3,417,800         9.52%
     Gulrez Arshad(5)............................   1,251,029         3.50%
     Thomas H. Bruggere(6).......................      10,078           *
     Gary B. Eichhorn(7).........................   1,258,752         3.42%
     William S. Kaiser(8)........................     179,538           *
     Brian J. Knez(9)............................   1,002,667         2.80%
     Eugene F. Quinn(10).........................       1,300           *
     Thomas A. Nephew(11)........................      18,125           *
     Gregory Pope(12)............................      37,112           *
     Regina O. Sommer(13)........................     161,875           *
     Peter Y. Woon, Ph.D.(14)....................      31,875           *
     All directors and executive officers as a
      group (14 persons)(15).....................   7,398,968        19.87%

--------
 * Less than 1%
(1) The address of each person in the table other than David Gifford is c/o Open Market, Inc., One Wayside Road, Burlington, Massachusetts, 01803.
(2) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 19, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.
(3) Includes 400,000 shares of Common Stock held in an irrevocable trust for Mr. Gifford's minor children as to which Mr. Gifford disclaims beneficial ownership.
(4) Includes 150,000 shares of Common Stock issuable to Mr. Ghosh within 60 days of March 19, 1999 upon exercise of stock options. Also includes 600,000 shares held in a trust for the benefit of Mr. Ghosh's minor children as to which Mr. Ghosh disclaims beneficial ownership.
(5) Includes 800 shares of Common Stock issuable to Mr. Arshad within 60 days of March 19, 1999 upon exercise of stock options. Also includes 122,200 shares of Common Stock held in two revocable trusts of which Mr. Arshad's children are beneficiaries and 513,629 shares of Common Stock held by Nuland & Arshad, Inc. Mr. Arshad has shared investment and voting power with respect to the shares held by Nuland

    & Arshad, Inc. Mr. Arshad, who may be deemed to be the beneficial owner of the shares held by Nuland & Arshad, Inc., disclaims beneficial ownership of such shares. Also includes 61,100 shares of Common Stock held in an irrevocable trust of which Mr. Arshad's child is a beneficiary as to which Mr. Arshad disclaims beneficial ownership.
(6) Includes 4,500 shares of Common Stock issuable to Mr. Bruggere within 60 days of March 19, 1999 upon exercise of stock options.
(7) Includes 1,103,752 shares of Common Stock issuable to Mr. Eichhorn within 60 days of March 19, 1999 upon exercise of stock options and 120,000 shares of Common Stock held by Mr. Eichhorn's spouse.
(8) Includes 800 shares of Common Stock issuable to Mr. Kaiser within 60 days of March 19, 1999 upon exercise of stock options.
(9) Represents 1,000,000 shares of Common Stock held by KO Corporation, a subsidiary of Harcourt General, Inc. Mr. Knez is a director and officer of, and member of a group holding more than a 10% interest in, Harcourt General, Inc. Mr. Knez disclaims beneficial ownership of such shares, except to the extent of his interest in Harcourt General, Inc. Also includes 2,667 shares of Common Stock issuable to Mr. Knez within 60 days of March 19, 1999 upon the exercise of stock options. Mr. Knez received these options in connection with his role as a director of the Corporation and assigned his economic interest in these options to Harcourt General, Inc. Mr. Knez resigned from the Board of Directors of the Corporation effective April 1, 1999.
(10) Includes 1,300 shares of Common Stock issuable to Mr. Quinn within 60 days of March 19, 1999 upon exercise of stock options.
(11) Consists of 18,125 shares of Common Stock issuable to Mr. Nephew within 60 days of March 19, 1999 upon exercise of stock options.
(12) Includes 22,931 shares of Common Stock issuable to Mr. Pope within 60 days of March 19, 1999 upon exercise of stock options.
(13) Includes 136,875 shares of Common Stock issuable to Ms. Sommer within 60 days of March 19, 1999 upon exercise of stock options.
(14) Consists of 31,875 shares of Common Stock issuable to Mr. Woon within 60 days of March 19, 1999 upon exercise of stock options.
(15) Includes 1,635,829 shares of Common Stock held by entities affiliated with certain directors as described in notes 5 and 9 above and 1,489,813 shares of Common Stock issuable to all directors and executive officers as a group within 60 days of March 19, 1999 upon exercise of stock options.

Votes Required

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for approval of the amendments to the Corporation's 1996 Director Option Plan (Proposal 2) and for the ratification of Arthur Andersen LLP as the Corporation's independent public accountants for the year ending December 31, 1999 (Proposal 3).

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Corporation has a classified Board of Directors consisting of two Class I Directors, two Class II Directors, and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2000, 2001 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class III Directors, Shikhar Ghosh, the current Chairman of the Board, and Eugene F. Quinn, the two Class III director nominees named below, unless the proxy is marked otherwise. Messrs. Ghosh and Quinn are currently directors of the Corporation.

  Each Class III director will be elected to hold office until the 2002 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if either nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

  For each member of the Board of Directors, including those who are nominees for election as Class III Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

                                     Principal Occupation, Other Business
                                         Experience During Past Five
            Name            Age         Years and Other Directorships
            ----            ---      ------------------------------------
           Nominees for Terms Expiring in 2002 (Class III Directors)

 Shikhar Ghosh.............  41 Mr. Ghosh, a founder of the Corporation, has served as a director of the Corporation since
                                June 1994. Since December 1995, Mr. Ghosh has
                                served as the Chairman of the Board of
                                Directors of the Corporation, and from June
                                1994 to December 1995, Mr. Ghosh served as
                                the Corporation's President and Chief
                                Executive Officer. Since November 1998, Mr.
                                Ghosh has served as Chairman and Chief
                                Executive Officer of iBelong Networks, Inc.,
                                an internet company providing services for
                                non-profit organizations. From 1992 to 1994,
                                Mr. Ghosh served as Vice President of EDS
                                Communications Industry Group, a systems
                                integration company.

 Eugene F. Quinn(1)........  45 Mr. Quinn has served as a director of the
                                Corporation since April 1995. In March 1997,
                                Mr. Quinn was named Senior Vice President of
                                Online and Interactive Services of MTV
                                Networks, a division of Viacom, Inc. From
                                September 1994 through February 1997, Mr.
                                Quinn was General Manager of Tribune
                                Interactive Network Services of Tribune
                                Corporation, a publishing corporation. From
                                September 1991 to September 1994, Mr. Quinn
                                served as General Manager of Chicago Online,
                                an interactive service of The Chicago Tribune
                                Company. Mr. Quinn is a director of Checkfree
                                Corporation, a financial services and
                                software company.

           Directors Whose Terms Expire in 2000 (Class I Directors)

 Thomas H. Bruggere(1)(2)..  53 Mr. Bruggere has served as a director of the
                                Corporation since December 1997. Since 1994, he has been a private investor and consultant. In 1996, Mr. Bruggere was a candidate for the U.S. Senate. From 1981 to 1994, he was chairman and Chief Executive
                                Officer of Mentor Graphics Corporation.

 William S. Kaiser(2)......  43 Mr. Kaiser has served as a director of the
                                Corporation since June 1994. Mr. Kaiser has
                                been employed by Greylock Management
                                Corporation, a venture capital firm, since
                                May 1986. He has been a general partner of
                                Greylock Limited Partnership since 1990, of
                                Greylock Equity Limited Partnership since
                                1994 and of Greylock IX Limited Partnership
                                since 1997. Mr. Kaiser is a director of
                                Clarus Corporation, a financial and human
                                resources software company.

           Directors Whose Terms Expire in 2001 (Class II Directors)

 Gary B. Eichhorn..........  44 Mr. Eichhorn joined the Corporation as its
                                President and Chief Executive Officer in
                                December 1995. He has served as a director of
                                the Corporation since December 1995. From
                                September 1991 to November 1995, Mr. Eichhorn
                                was employed at Hewlett-Packard Company, a
                                computer company, and served in a variety of
                                positions, including Vice President and
                                General Manager of Workstation Systems Group
                                and, most recently, as Vice President and
                                General Manager of the Medical Products
                                Group. From 1975 to 1991, Mr. Eichhorn held
                                various sales and management positions at
                                Digital Equipment Corporation.

                                 Principal Occupation, Other Business
                                      Experience During Past Five
        Name        Age              Years and Other Directorships
        ----        ---          ------------------------------------
 Gulrez Arshad(2)..  52 Mr. Arshad has served as a director of the Corporation since June 1994. Since January 1990, Mr. Arshad has
                        served as Chairman of Nuland & Arshad, Inc., an
                        investment management firm.

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

  The Board of Directors met 15 times (including by telephone conference) during 1998.

  The Board of Directors has a Compensation Committee, which reviews and approves salaries and incentive compensation for executive officers of the Corporation. In addition, the Compensation Committee reviews and approves elements of various broad-based, compensation programs and stock option plans. The Compensation Committee held five meetings during 1998. The current members of the Compensation Committee are Messrs. Arshad, Bruggere and Kaiser.

  The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Corporation's independent public accountants. The Audit Committee held three meetings during 1998. The current members of the Audit Committee are Messrs. Bruggere and Quinn.

  The Corporation has no nominating committee of the Board of Directors. In 1998, all directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which they serve.

Director Compensation

  All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings. The Corporation currently does not pay fees to the directors for attendance at Board and committee meetings.

  Outside directors are entitled to participate in the Corporation's 1996 Director Option Plan (the "Director Plan") which provides for automatic grants of nonstatutory stock options to directors who are not employees or founders of the Corporation or any subsidiary of the Corporation (an "Eligible Director"). The Director Plan currently provides for the automatic grant of options to purchase 20,000 shares of Common Stock to each person who first becomes an Eligible Director after May 20, 1998. The Director Plan also provides for the grant of options to purchase 6,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Corporation to each Eligible Director, provided such Eligible Director continues to serve on the Board of Directors of the Corporation following such Annual Meeting. Each option currently vests in 16 equal quarterly installments, with the first installment exercisable three months after the date of grant. The exercisability of these options will be accelerated upon the occurrence of certain changes in control. The exercise price of options granted under the Director Plan will equal the lesser of (i) the last reported sale price per share of Common Stock on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sale price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive trading days prior to such date. For information relating to two proposed amendments to the Director Plan, see "Proposal 2: Approval of Amendments to 1996 Director Option Plan."

Compensation of Executive Officers

 Summary Compensation Table

  The following table sets forth the compensation for the fiscal years ended December 31, 1998, 1997 and 1996 for the Corporation's Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in each of the last three fiscal years (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                      Long-Term
                                                     Compensation
                                                     ------------
                                        Annual
                                     Compensation     Securities
          Name and                 -----------------  Underlying   All Other
     Principal Position       Year  Salary   Bonus   Options/SARs Compensation
     ------------------       ---- -------- -------- ------------ ------------
Gary B. Eichhorn(1).......... 1998 $297,083 $101,541    45,000      $   --
  President, Chief Executive  1997  230,000  115,000   100,000          --
  Officer and Director        1996  207,500  600,000   130,000          --

Gregory Pope(2).............. 1998  219,186   47,402   100,000       32,754
  Vice President, Worldwide
   Sales                      1997  210,138   85,691    70,000          --
                              1996  181,575    4,596    10,000          --

Regina O. Sommer(3).......... 1998  178,667   19,472    35,000          --
  Senior Vice President,      1997  148,000   28,714    60,000          --
  Chief Financial Officer and
   Secretary                  1996  113,910      --        --           --

Peter Y. Woon(4)............. 1998  163,333   17,741    30,000          --
  Senior Vice President,
   Engineering                1997  149,667   29,185    30,000          --
                              1996  134,500      --     30,000       34,238

Thomas A. Nephew............. 1998  147,167   16,010       --           --
  Vice President, Services    1997  128,000   29,339    30,000          --
                              1996  115,128      --     20,000          --

--------
(1) See "Employment Agreement" below regarding Mr. Eichhorn's bonus payments.
(2) Mr. Pope's other compensation in 1998 represents reimbursement for certain relocation costs of $17,575 and commissions earned of $15,179.
(3) Effective April 1, 1999, Ms. Sommer resigned from her positions as Senior Vice President, Chief Financial Officer and Secretary of the Corporation.
(4) Mr. Woon's other compensation in 1996 represents reimbursement for certain relocation costs.

 Other Executive Officers

  Jeffrey Bussgang, age 29, became Vice President, Marketing of the Corporation in October 1998. Mr. Bussgang served as Vice President, Professional Services of the Corporation from May 1998 to October 1998 and as Director, Product Management of the Corporation from July 1997 to April 1998. After completing business school in 1995, Mr. Bussgang served as Product Manager of the Corporation from June 1995 to July 1997.

  James Keller, age 38, joined the Corporation in December 1998 as Vice President, Professional Services. From October 1996 to April 1998, Mr. Keller served as Vice President, Outsourcing Services Division of Genesys Software Systems, a human resource management technologies company. From February 1995 to September 1996, Mr. Keller served as a consulting manager of Hyperion Software Corporation, a financial software company. From June 1993 to February 1995, Mr. Keller served as a client services manager for Pillar Corporation, a financial software company acquired by Hyperion Software Corporation.

  Michael S. Messier, age 36, joined the Corporation in December 1997 as its Vice President, Human Resources. From November 1996 to December 1997, Mr. Messier served as Director, Human Resources of Rational Software Corporation, a software tools company. From April 1991 to November 1996, Mr. Messier served as Director, Human Resources of Stratus Computer, Inc., a computer systems manufacturer.

  Thomas A. Nephew, age 46, joined the Corporation in August 1995 as its Vice President, Services. From March 1994 to August 1995, Mr. Nephew served as Director of Technical Services of Progress Software Corporation, a software company, and from July 1993 to March 1994, Mr. Nephew served as Director of Information Services of Phoenix Technologies, Ltd., a software company. From 1989 to 1993, Mr. Nephew served as the Director of MIS and more recently as the Director of Customer Service of Proteon, Inc., a networking company.

  Gregory Pope, age 49, became the Corporation's Vice President, Worldwide Sales in July 1998. From January 1998 to July 1998, Mr. Pope served as Vice President, Americas Sales of the Corporation. Mr. Pope joined the Corporation in November 1995 as Vice President, International Sales. From March 1993 to November 1995, Mr. Pope was Vice President, Operations (Europe, Middle East and Africa) of Stratus Computer, Inc., a computer systems manufacturer.

  Peter Y. Woon, age 64, joined the Corporation in December 1995 as its Vice President, Engineering. In January 1999, Mr. Woon became a Senior Vice President of the Corporation. From July 1994 to December 1995, Dr. Woon was President and Chief Executive Officer of Communications Solutions, a telecommunications consulting company. From January 1991 to July 1994, Dr. Woon served as the Senior Vice President of Engineering at Centigram Communications Corp., a communications technology company.

 Employment Agreement

  The Corporation has an employment agreement with Mr. Eichhorn under which Mr. Eichhorn serves as the President and Chief Executive Officer of the Corporation. The agreement provides for (i) a signing bonus of $1,000,000;
(ii) an initial annual salary of $200,000; (iii) an option to purchase 1,275,000 shares of the Corporation's Common Stock at an exercise price of $.25 per share; and (iv) an annual bonus in the amount of $100,000. The Corporation paid Mr. Eichhorn the signing bonus in two installments of $500,000 each in November 1995 and February 1996. The stock option is exercisable as follows: (i) 125,000 shares from and after December 7, 1995,
(ii) 64,063 shares from and after March 7, 1996, (iii) 125,000 shares from and after December 7, 1996, (iv) 510,937 shares from and after May 28, 1996 and
(v) the remaining 450,000 shares in fifteen equal quarterly installments commencing on June 7, 1996. The option is subject to earlier exercise in certain circumstances. The Corporation has the right to terminate the employment agreement with Mr. Eichhorn at any time. In the event the Corporation terminates Mr. Eichhorn's employment agreement other than for cause or total and permanent disability or Mr. Eichhorn terminates his employment agreement for good reason, Mr. Eichhorn is entitled to receive a severance payment equal to (a) his annual base salary in effect on the termination date plus (b) (i) his annual bonus for the employment year which ended immediately preceding such termination date or (ii) one-half of his highest annual bonus, depending on certain circumstances; provided, however, if Mr. Eichhorn terminates his employment agreement by reason of a change of control of the Corporation, such severance payments will only be required to be made if Mr. Eichhorn terminates his employment within one year of the date on which the change of control occurs.

 Executive Retention Agreements

  In November 1997, the Board of Directors of the Corporation approved Executive Retention Agreements (the "Agreements") for each of the
Corporation's current and future executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Executive").

  The purpose of the Agreements is to assure that the Corporation will have the continued dedication of the Executives, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in the Agreements). In the event of a Change of Control, and the termination of the Executive's employment by the Corporation at any time within the 12-month period thereafter (other than for cause, disability or death) or by the Executive for Good Reason (as defined in the Agreements), the Executive shall be eligible to receive a one-time cash severance payment equal to (i) any unpaid portion of the Executive's annual base salary earned through the termination date, (ii) the Executive's Highest Annual Bonus (as defined in the Agreement) for the current fiscal year earned through the termination date, (iii) a payment equal to the sum of one-half the Executive's annual base salary and Highest Annual Bonus, and (iv) any deferred compensation or accrued vacation pay to which the Executive is entitled. The Executive is also entitled to any amounts or benefits required to be paid or provided to the Executive or which the Executive is eligible to receive following the Executive's termination under any plan, program, policy, practice, contract or agreement of the Corporation. Except in certain circumstances, all of the Executive's outstanding options at the time of such termination shall accelerate and become immediately exercisable. In addition, for a period of six months after termination, the Corporation shall continue to provide the Executive with certain benefits (excluding any benefits under any of the Corporation's savings and/or retirement plans) that are provided to other peer executives of the Corporation. However, if the Executive becomes employed with another employer during the six month period after termination and is eligible to receive benefits, the Corporation's benefits shall be secondary to those provided by the new employer. Good Reason is defined to include, among other things, a material reduction in employment responsibilities, compensation or benefits.

 Stock Option Grants

  The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1998 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    Potential Realizable
                                                                      Value at Assumed
                                                                    Annual Rates of Stock
                                                                   Price Appreciation for
                                 Individual Option Grants              Option Term(2)
                         ----------------------------------------- -----------------------
                                    Percentage
                                     of Total
                         Number of   Options
                         Securities Granted to Exercise
                         Underlying Employees   Price
                          Options   in Fiscal    Per    Expiration
                          Granted      Year     Share    Date(1)       5%          10%
                         ---------- ---------- -------- ---------- ----------- -----------
Gary B. Eichhorn........   45,000      .994%    $12.00   08/17/08  $   339,603 $   860,621


Gregory Pope............   30,000      .663%     12.00   08/17/08      226,402     573,747
                           70,000      1.54%      6.13   10/27/08      269,639     683,317

Regina O. Sommer........   35,000      .773%     12.00   08/17/08      264,136     669,372

Peter Y. Woon...........   30,000      .663%     12.00   08/17/08      226,402     573,747

Thomas A. Nephew........      --        --         --         --           --          --

--------
(1) All options were granted with an exercise price equal to the fair market value as determined by the Board of Directors of the Company on the date of the grant. The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. Options granted after July 1998 become exercisable with respect to one quarter of the shares subject to the option on the first anniversary of the option grant date. Thereafter, the options vest quarterly over the next three years. Options granted prior to July 1998 typically vest annually over four years.
(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

 Option Exercises and Year-End Option Table

  The following table sets forth certain information concerning each exercise of a stock option during the year ended December 31, 1998 by each of the Named Executive Officers and the number and value of the securities underlying unexercised options held by each of the Named Executive Officers on December 31, 1998:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised    Value of Unexercisable
                          Number of            Options at Fiscal Year    In-The-Money Options at
                           Shares                        End               Fiscal Year End(1)
                          Acquired    Value   ------------------------- -------------------------
      Name               on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
      ----               ----------- -------- ----------- ------------- ----------- -------------
Gary B. Eichhorn........   45,000    $733,600  1,070,877     256,623    $10,844,847  $1,456,887

Gregory Pope............   18,750     257,968     21,056     160,194         34,806     462,288

Regina O. Sommer........   35,000     454,416    130,000      96,250      1,276,835     189,952

Peter Y. Woon...........   74,063     898,242     21,562      95,625         98,736     369,525

Thomas A. Nephew........   28,375     439,461     13,438      39,687         21,281     142,377

--------
(1) Based on the fair market value of the Common Stock as of December 31, 1998 ($11.69 per share), less the option exercise price, multiplied by the number of shares underlying the options.

Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Corporation's Board of Directors (the "Committee") establishes compensation policies for the Corporation's executive officers, and determines awards under the Corporation's stock-based compensation plans. Each member of the Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This report summarizes the Corporation's compensation policies for 1998 and their effect on the Chief Executive Officer and the other four executive officers who, for 1998, were the Named Executive Officers.

 Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide compensation opportunities that are approximately equivalent to those for similar executives in comparable peer companies, to reward executives based on the Corporation's performance, to recognize individual performance and responsibility, to underscore the importance of shareholder value creation, and to assist the Corporation in attracting and retaining qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and long-term stock-based incentives. All compensation decisions are determined following a detailed review of many factors that the Committee believes are relevant, including external competitive data, the Corporation's achievements over the past year, the individual's contributions to the Corporation's success, any significant changes in role or responsibility, and the internal equity of pay relationships.

  Total compensation opportunities provided to the Named Executive Officers are designed to approximate median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms. Total compensation opportunities for the Named Executive Officers are adjusted over time as necessary to meet this objective. Actual compensation earned by each of the Named Executive Officers will vary with the success of the Corporation, their individual contributions to that success, and the shareholder value created.

  The competitiveness of the Corporation's total compensation program is assessed periodically during the year. Data for external comparisons is drawn from a number of sources, including the publicly available disclosures of selected companies of comparable size and similar products, and national compensation surveys of information technology companies of similar size.

 Base Salary

  Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individuals to the Corporation's success.

 Cash Incentive Opportunities

  The Corporation believes that executives should be rewarded for their contributions to the success of the business and, as such, has a cash incentive plan (the "Plan"). Incentives under the Plan are linked to the achievement of predetermined quarterly financial performance objectives. All Named Executive Officers, including the Chief Executive Officer, are eligible to participate in the Plan.

 Long-Term Stock-Based Incentives

  The Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Committee grants stock options to Named Executive Officers and other employees under the Corporation's 1994 Stock Incentive Plan. In determining awards, the Committee considers competitive norms, the contributions of the individual to the success of the Corporation, and the number and terms of unvested options held by such individual. All Named Executive Officers, including the Chief Executive Officer, as well as all other employees of the Corporation, are eligible to participate in this program.

  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 1994 Incentive Plan limits the number of shares subject to stock options which may be granted to the Corporation's employees in a manner intended to comply with the performance-based requirements of Section 162(m). The Committee will continue to monitor the impact of Section 162(m) on the Corporation.

  The Committee's policy regarding the compensation of other executive officers of the Corporation is consistent with the foregoing approach.

 Executive Retention Agreements

  In November 1997, the Board of Directors approved Executive Retention Agreements for all of the Company's current and future Executives. The purpose of the Agreements is to assure that the Corporation will have the continued dedication of the Executives, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in the Agreements). See "Executive Retention Agreements."

 1998 Compensation

  Base salaries paid in 1998 reflect the Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of pay relationships, the contractual obligation of the Corporation to the Chief Executive Officer, and the contributions of the individual.

  Short-term incentive compensation was paid to the Named Executive Officers for the first and second quarters of 1998 based on performance against Plan criteria and the Committee's assessment of the Corporation's performance. No incentives were paid in the third and fourth quarter of 1998, with the exception of a payment to Mr. Pope in the third quarter, as the Corporation's performance failed to meet the minimum threshold required for payment as stated in the Plan. The payment made to Mr. Pope in the third quarter was based on performance against the criteria set forth in the compensation plan applicable to him in his former capacity as Vice President, Americas Sales.

                                          COMPENSATION COMMITTEE

                                          Gulrez Arshad
                                          Thomas H. Bruggere
                                          William S. Kaiser

Compensation Committee Interlocks and Insider Participation

  The current members of the Corporation's Compensation Committee are Messrs. Arshad, Bruggere and Kaiser. During 1998, Ray Stata also served as a member of the Compensation Committee until his resignation from the Board of Directors of the Corporation in March 1998. No executive officer of the Corporation has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of or member of the Compensation Committee of the Corporation.

Certain Transactions

  Since January 1, 1998, the Corporation has entered into or engaged in the following transactions with the following directors, officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Corporation ("5% Stockholders"), and affiliates of such directors, officers and 5% Stockholders:

  In June 1998, the Corporation and Clearview Technologies, Inc. ("Clearview"), an Internet software startup company of which Mr. Gifford is a co-founder and director, entered into a transaction whereby (i) Clearview licensed the Corporation's Transact software, (ii) the Corporation assigned to Clearview rights to a pending patent application for an invention by Mr. Gifford (the "Patent Rights"),
(iii) Clearview granted the Corporation a paid-up, royalty-free license to the Patent Rights, and (iv) Clearview issued the Corporation 291,667 shares of Series A Convertible Preferred Stock of Clearview, representing 3% of Clearview's fully diluted common shares.

  In July 1996, the Corporation entered into a software license agreement with Harcourt Brace & Company ("Harcourt"), a subsidiary of Harcourt General. Pursuant to the agreement, the Corporation granted to Harcourt a nonexclusive license to use certain of the Corporation's software and provided certain related services to Harcourt. Under these agreements, the Corporation recognized an aggregate of $138,500 in related service fees from Harcourt in 1998. Mr. Knez, President and Co-Chief Operating Officer of Harcourt General, Inc., resigned as a director of the Corporation effective April 1, 1999.

  Pursuant to a severance agreement dated December 14, 1998 and effective as of December 31, 1998, Shikhar Ghosh terminated his employment with the Corporation. Under the terms of the severance agreement, Mr. Ghosh will receive (i) continuation of his salary and other variable compensation earned by him in 1998 for one year for an aggregate amount equal to $270,161, and
(ii) health benefits through December 31, 1999. Mr. Ghosh will continue to serve as Chairman of the Board of the Corporation.

  In April 1998, the Corporation approved a loan of up to $300,000 to Mr. Pope in connection with his relocation to the United States, pursuant to a secured promissory note having a term of two years and an interest rate of prime plus 1% per annum. As of June 1998, Mr. Pope had fully repaid all of the outstanding principal and interest on the loan.

  For a description of certain employment and other arrangements between the Corporation and its executive officers, see "Compensation of Executive Officers" above. For a description of stock options granted to certain directors of the Corporation, see "Director Compensation" above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  The Corporation is not aware of any failure by its officers, directors and holders of 10% of the Corporation's Common Stock to comply in a timely manner during fiscal 1998 with Section 16(a) filing requirements, other than Mr. Eichhorn, who filed a Form 4 reporting the disposition of shares of Common Stock held indirectly after the required filing date, and Mr. Bruggere, who filed a Form 5 reporting the acquisition of shares of Common Stock after the required filing date.

Stock Performance Graph

  The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation between May 23, 1996 (the date the Corporation's Common Stock commenced public trading) and December 31, 1998 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) (the "Nasdaq Stock Market--US Index") and (ii) the Hambrecht & Quist Growth Index, over the same period. This graph assumes the investment of $100.00 on May 23, 1996 in the Corporation's Common Stock, the Nasdaq Stock Market--US Index and the Hambrecht & Quist Growth Index, and assumes any dividends are reinvested.

                             [GRAPH APPEARS HERE]

                                           May 23,       December 31,     December 31,      December 31,
                                           ------        -----------      -----------       -----------
                                            1996             1996             1997              1998
                                            ----             ----             ----              ----
Open Market, Inc..........................   $100            $ 75             $ 53              $ 65
Nasdaq Stock Market - US Index............    100             108              133               187
Hambrecht & Quist Growth Index............    100              88               90               130

                                  PROPOSAL 2

              APPROVAL OF AMENDMENTS TO 1996 DIRECTOR OPTION PLAN

  The Board of Directors believes that the future growth and success of the Corporation depends, in large part, on its ability to attract and retain qualified non-employee ("outside") directors and that stock option grants under the Corporation's 1996 Director Option Plan (the "Director Plan") have provided and will continue to provide outside directors with an important incentive to continue as directors of the Corporation. Accordingly, on March 19, 1999, the Board of Directors voted, subject to stockholder approval, to amend the Director Plan (i) to increase the number of shares authorized for issuance under the Director Plan from 100,000 to 200,000; and (ii) to provide that all options granted on or after May 12, 1999 under such plan shall be fully exercisable on the date of grant. The Director Plan currently provides that options granted to outside directors pursuant to the Director Plan vest in 16 equal quarterly installments, with the first installment exercisable three months after the date of grant.

  This proposed change in the vesting schedule is in response to a proposed change in the accounting treatment of options granted to directors which would impact charges to earnings of the Corporation. Previously, outside directors were treated as employees for the purpose of determining the charge to earnings recorded upon the grant of options to outside directors. The Financial Accounting Standards Board has announced that outside directors will no longer be treated as employees for this purpose. Accordingly, under Statement of Financial Accounting Standards 123, the Corporation must value all outside director options and record a charge to earnings at their fair value. In order to minimize the charge relating to these options grants, the Board of Directors of the Corporation has approved an amendment modifying the vesting terms of the options granted pursuant to the Director Plan. If the Corporation does not change the vesting terms of these options to provide that they shall be fully exercisable on the date of grant, then due to the volatility of the Corporation's stock price, the Corporation will be subject to an undeterminable and variable charge in the Corporation's statement of operations relating to these options as they vest.

  The Board of Directors believes that the amendments to the Director Plan are in the best interests of the Corporation and its stockholders and recommends a vote FOR this proposal.

  The following is a brief summary of the provisions of the Director Plan.

 1996 Director Option Plan

  The Director Plan was adopted by the Board of Directors and approved by the stockholders of the Corporation in April 1996. Each option granted under the Director Plan becomes exercisable in 16 equal quarterly installments beginning three months after the date of the grant. The exercisability of these options will be accelerated upon the occurrence of a Change in Control (as defined in the Director Plan). The option exercise price of options granted under the Director Plan equals the lesser of (i) the last reported sale price per share of Common Stock thereon on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sales price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive trading days prior to such date.

  Options granted under the Director Plan are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

  As of December 31, 1998, no options for shares had been exercised under the Director Plan and options for 68,267 shares were outstanding under the Director Plan at an average exercise price of $11.85 per share.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Director Plan and with respect to the sale of Common Stock acquired under the Director Plan.

 Tax Consequences to Optionees

  An optionee will not recognize taxable income upon the grant of an option under the Director Plan. Nevertheless, an optionee generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

  An optionee will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, an optionee generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the optionee's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the optionee has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the optionee has held the Option Stock for a shorter period.

 Tax Consequences to the Corporation

  The grant of a stock option under the Director Plan will have no tax consequences to the Corporation. The Corporation generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an optionee under the Director Plan.

                                  PROPOSAL 3

           RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP as independent accountants of the Corporation for the year ending December 31, 1999, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, the Corporation's independent accountants for the year ended December 31, 1998, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Any proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, that a stockholder of the Corporation wishes to be considered for inclusion in the Corporation's proxy materials for its 2000 Annual Meeting of Stockholders must be received by the Secretary of the Corporation at the principal offices of the Corporation, One Wayside Road, Burlington, Massachusetts 01803, no later than December 10, 1999.

  In addition, the Corporation's bylaws require that the Corporation be given advance notice of stockholder nominations for election to the Corporation's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Corporation's proxy statement in accordance with Rule 14a-8). The required notice must comply with the Corporation's bylaws and be received not less than 60 days nor more than 90 days prior to the Corporation's annual meeting, provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received by the Corporation not later than the close of business on the 10th day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Corporation will bear the costs of soliciting proxies. In addition to solicitations by mail, the Corporation's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Corporation will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Corporation will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          /s/ Eric J. Pyenson

                                          Eric J. Pyenson, Secretary

April 9, 1999

--------------------------------- DETACH HERE ---------------------------------

                                     PROXY

                               OPEN MARKET, INC.

                               One Wayside Road
                        Burlington, Massachusetts 01803

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gary B. Eichhorn, Eric J. Pyenson and John
H. Chory and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Open Market, Inc. (the "Corporation") which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 12, 1999, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

            (Continued and to be dated and signed on reverse side)
SEE REVERSE                                                        SEE REVERSE
    SIDE                                                               SIDE

--------------------------------- DETACH HERE ---------------------------------

[X]  Please mark votes
     as in this example.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted for such election to office or proposal.

     1.  To elect two Class III Directors.

         Nominees:  Shikhar Ghosh and Eugene F. Quinn

                    FOR          WITHHELD
                    [_]            [_]


         [_]
               ---------------------------------------
               For both nominees except as noted above

     2.  To approve amendments to the Corporation's     FOR   AGAINST   ABSTAIN
         1996 Director Option Plan to (a) increase      [_]     [_]       [_]
         the number of shares of Common Stock
         authorized for issuance under such plan from 100,000 to 200,000 and
         (b) provide that all options granted on or after May 12, 1999 shall be fully exercisable on the date of grant.

     3.  To ratify the selection by the Board of        FOR   AGAINST   ABSTAIN
         Directors of Arthur Andersen LLP as the        [_]     [_]       [_]
         Corporation's independent public accountants for the fiscal year ending December 31, 1999.

     MARK HERE FOR ADDRESS CHANGE OR COMMENT AND NOTE AT LEFT             [_]

     PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
     POSTAGE PREPAID ENVELOPE.

     The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.


Signature:                                         Date:
           --------------------------------------        ----------------------

Signature:                                         Date:
           --------------------------------------        ----------------------